                               EXHIBIT 10.7 (F)


                                 AMENDMENT TO

                   EXECUTIVE SALARY CONTINUATION AGREEMENT


                              WILLIAM P. ELLISON

                                 AMENDMENT TO
                   EXECUTIVE SALARY CONTINUATION AGREEMENT


     This Amendment to Executive Salary Continuation Agreement ("Amendment") is made and entered into effective January 1, 1998, by and between Tehama Bank, a banking corporation organized under the laws of the State of California, Tehama Bancorp, a California corporation (Tehama Bank and Tehama Bancorp together, the "Employer"), and William P. Ellison, an individual residing in the State of California (hereinafter referred to as the "Executive").

     WHEREAS the Employer and Executive desire for good and sufficient reasons to modify certain terms of that Executive Salary Continuation Agreement, dated June 17, 1993, between Tehama Bank and the Executive (the "Agreement").

     THEREFORE Employer and Executive do agree that the Agreement shall be amended effective as of the day set forth above as follows:

1. For purposes of the Agreement, (i) the Employer shall be deemed to be Tehama Bank and Tehama Bancorp together and Tehama Bancorp shall be deemed to be a party to the Agreement, and (ii) Executive serves as President and Chief Executive Officer of Employer.

2. Section 1.2 of the Agreement shall be amended to read as follows:

                   ANNUAL BENEFIT. The term "Annual Benefit" shall mean an annual sum of Seventy Five Thousand Dollars ($75,000) multiplied by the Applicable Percentage (defined below) and then reduced to the extent: (i) required under the other provisions of this Agreement, including, but not limited to, Paragraphs 5, 6 and 7 hereof; (ii) required by reason of the lawful order of any regulatory agency or body having jurisdiction over the Employer; and (iii) required in order for the Employer to properly comply with any and all applicable state and federal laws, including, but not limited to, income, employment and disability income tax laws (e.g., FICA, FUTA, SDI).

3. Section 10.2 of the Agreement shall be amended to read as follows:

                   ARBITRATION OF DISPUTES. All claims, disputes and other matters in question arising out of or relating to this Agreement or the breach or interpretation thereof, other than those matters which are to be determined by the Employer in its sole and absolute discretion, shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the parties, of the Judicial Arbitration and Mediation Services, Inc. ("JAMS"), presently located at Two Embarcadero Center, Suite 1100, San Francisco, California 94111. In the event JAMS is unable or unwilling to conduct the arbitration provided for under the terms of this Paragraph, or has discontinued its business, the parties agree that a representative member, selected by the mutual agreement of the parties, of the American Arbitration Association ("AAA"), presently located at 225 Bush Street, San Francisco, California 94104, shall conduct the binding arbitration referred to in this Paragraph. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with JAMS (or AAA, if necessary). In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. The arbitration shall be subject to such rules of procedure used or established by JAMS, or if there are none, the rules of procedure used or established by AAA. Any award rendered by JAMS or AAA shall be final and binding upon the parties, and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof. The obligation of the parties to arbitrate pursuant to this clause shall be specifically enforceable in accordance with, and shall be conducted consistently with, the provisions of Title 9 of Part 3 of the California Code of Civil Procedure. Any arbitration hereunder shall be conducted in Red Bluff, California, unless otherwise agreed to by the parties.

4. In all other respects, the terms of the Agreement shall continue and remain the same.

IN WITNESS WHEREOF, the Employer and the Executive have executed this Agreement as of the date first above-written in the City of Red Bluff, Tehama County, California.


THE EMPLOYER:                            THE EXECUTIVE:

TEHAMA BANK,
a California banking corporation

By:
    -------------------------------      ---------------------------------
    John W. Koeberer, Chairman           William P. Ellison

TEHAMA BANCORP,
a California corporation

By:
    -------------------------------
    John W. Koeberer, Chairman

CONSENT OF THE EXECUTIVE'S SPOUSE


     I, Deborah A. Ellison, being the spouse of William P. Ellison, after being afforded the opportunity to consult with independent counsel of my choosing, do hereby acknowledge that I have read, agree and consent to the Beneficiary Designation which relates to the Executive Salary Continuation Agreement entered into by my spouse on June 17, 1998, as amended effective January 1, 1998. I understand that the Beneficiary Designation may affect certain rights which I may have in the benefits provided for under the terms of the Executive Salary Continuation Agreement, as amended, and in which I may have a marital property interest.


Dated:               , 1998
      ---------------
                                              ------------------------------
                                                   Deborah A. Ellison